Exhibit 99.2

SIGNING DAY SPORTS PROVIDES ANNOUNCEMENT ON 2024 ANNUAL REPORT

SCOTTSDALE, Ariz., April 11, 2025 -- Signing Day Sports, Inc. (“Signing Day Sports” or the “Company”) (NYSE American: SGN), the developer of the Signing Day Sports app and platform to aid high school athletes in the recruitment process, today advises that its audited consolidated financial statements for the fiscal year ended December 31, 2024, included in the Company’s Annual Form on Form 10-K filed with the Securities and Exchange Commission on April 11, 2025, were accompanied by an audit opinion from its independent registered public accounting firm that contains a going concern emphasis or qualification. Release of this information is required by Sections 401(h) and 610(b) of the NYSE American LLC Company Guide. It does not represent any change or amendment to any of the Company’s filings for the fiscal year ended December 31, 2024.

About Signing Day Sports

Signing Day Sports’ mission is to help student-athletes achieve their goal of playing college sports. Signing Day Sports’ app allows student-athletes to build their Signing Day Sports recruitment profile, which includes information college coaches need to evaluate and verify them through video technology. For more information on Signing Day Sports, go to https://bit.ly/SigningDaySports.

Investor Contacts:

Crescendo Communications, LLC

212-671-1020

SGN@crescendo-ir.com